Exhibit 21
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                      SUBSIDIARIES OF PEOPLES BANCORP INC.


         Name of Subsidiary                     Jurisdiction of Incorporation
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 Peoples Bank, National Association                 United States
o        Peoples Insurance Agency, Inc. (1)         Ohio
o        Peoples Loan Services, Inc. (1)            Delaware
 Northwest Territory Life Insurance Company         Arizona
 PEBO Capital Trust I                               Delaware

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 (1)      Wholly-owned subsidiary of Peoples Bank, National Association.